SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                       March 21, 2005

       AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
                     (Exact Name of Registrant as Specified in its Charter)

     Bermuda                              1-14795                 Not Applicable
(State or Other Jurisdiction            (Commission              (IRS Employer
of Incorporation)                       File Number)             Identification No.)

                                    44 Church Street
                                     P.O. Box HM2064
                                 Hamilton HM HX, Bermuda
                        (Address of Principal Executive Offices)

Registrant's telephone number, including area code              (441) 295-5688

                                              (Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement

Employment Agreement of Stephen R. Crim

On March 21, 2005, American Safety Insurance Services, Inc. (the “Company”), a consolidated subsidiary of American Safety Insurance Holdings, Ltd., entered into an employment agreement with Stephen R. Crim relating to his services as President and Chief Executive Officer of the Company as well as its corporate parent(s) American Safety Holdings Corp. and American Safety Insurance Holdings, Ltd., or subsidiaries as mutually agreed. Pursuant to the employment agreement, a copy of which is attached hereto as Exhibit 10.1, the Company and Mr. Crim agreed to the following material terms and conditions:

o	The term of Mr. Crim’s employment agreement commences on January 1, 2005 and shall continue through December 31, 2007, unless sooner terminated as provided by the employment agreement.

o	Mr. Crim’s employment agreement provides for an initial base salary in 2005 of $360,000, in 2006 of $380,000 and in 2007 of $400,000. In addition Mr. Crim is entitled to receive a yearly bonus, as may be determined by the Board of Directors, of 0% to 75% of his base salary pursuant to the Company’s incentive compensation program determined annually by the Board of Directors.

o	Mr. Crim is eligible to participate in all Company stock option plans and shall receive 20% of the total number of options granted each year by the Board of Directors under the Company’s incentive compensation program. The options will vest over a period of time set by the Board of Directors.

o	Mr. Crim’s employment agreement also provides that, if the Company terminates his employment without cause, he will be entitled to fifteen months salary, payable in installments in arrears on a twice-monthly basis, and bonus, if any, accrued to the end of the fiscal year in which the termination occurs. In addition, the exercise period for any stock options that are vested at the date of termination will be extended for a period of fifteen months from the date of termination.

Employment Agreement of Joseph D. Scollo, Jr.

On March 21, 2005, American Safety Insurance Services, Inc. (the “Company”), a consolidated subsidiary of American Safety Insurance Holdings, Ltd., entered into an employment agreement with Joseph D. Scollo, Jr. relating to his services as Executive Vice President of the Company as well as of its corporate parent(s) American Safety Holdings Corp. and American Safety Insurance Holdings, Ltd., or its subsidiaries as mutually agreed. Pursuant to the employment agreement, a copy of which is attached hereto as Exhibit 10.2, the Company and Mr. Scollo agreed to the following material terms and conditions:

o	The term of Mr. Scollo’s employment agreement commences on January 1, 2005 and shall continue through December 31, 2007, unless sooner terminated as provided by the employment agreement.

o	Mr. Scollo’s employment agreement provides for an initial base salary in 2005 of $270,000, in 2006 of $285,000 and in 2007 of $300,000. In addition Mr. Scollo is entitled to receive a yearly bonus, as may be determined by the Board of Directors, of 0% to 75% of his base salary pursuant to the Company’s incentive compensation program determined annually by the Board of Directors.

o	Mr. Scollo is eligible to participate in all Company stock option plans and shall receive 15% of the total number of options granted each year by the Board of Directors under the Company’s incentive compensation program. The options will vest over a period of time set by the Board of Directors.

o	Mr. Scollo’s employment agreement also provides that, if the Company terminates his employment without cause, he will be entitled to twelve months salary, payable in installments in arrears on a twice-monthly basis, and bonus, if any, accrued to the end of the fiscal year in which the termination occurs. In addition, the exercise period for any stock options that are vested at the date of termination will be extended for a period of twelve months from the date of termination.

Item 9.01. Financial Statements and Exhibits

( c ) Exhibits 10.1 Employment Agreement for Stephen R. Crim.
                     10.2 Employment Agreement for Joesph D. Scollo.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
                                                       (Registrant)

Dated:        March 21, 2005                By:  /S/ Stephen R. Crim
                                                 Stephen R. Crim
                                                 President and Chief Executive Officer